Exhibit 10.1

AMENDMENT TO PROMISSORY NOTE

This Amendment (the “Amendment”) to that certain Promissory Note, dated as of May 17, 2022, as amended from time to time (the “Note”) by and among Trailblazer Merger Corporation I, a Delaware corporation (the “Maker”), and Trailblazer Sponsor Group, LLC (the “Payee”), is made and entered into effective as of September 30, 2024 by Maker and Payee.

W I T N E S S E T H:

WHEREAS, Payee made a loan to Maker in the original principal amount of three hundred thousand dollars ($300,000.00) which amount was subsequently increased by four hundred thousand dollars ($400,000.00) as evidenced by the Amendment to Promissory Note dated as of January 20, 2023 which amount was, further, subsequently increased by six hundred ninety thousand dollars ($690,000.00) as evidenced by the Amendment to Promissory Note dated as of March 27, 2024 and again increased by Six Hundred Ninety Thousand Dollars ($690,000.00) as evidenced by the Amendment to Promissory Note dated as of June 2024, and finally increased by an additional $200,000 as evidenced by the Amendment to Promissory Note dated as of September 16, 2024; and

WHEREAS, in connection with the upcoming monthly extensions of the time to engage in a business combination by Maker, Maker is required to deposit certain additional amounts in its trust account and Maker and Sponsor desire to increase the note in the aggregate amount of Three Hundred Thousand Dollars ($300,000.00) and Maker and Payee now desire to amend the provisions of the Note to increase the Principal Amount by such amount as set forth herein.

NOW, THEREFORE, in consideration of the covenants set forth herein, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Maker and Payee hereby agree as follows:

1.	Modifications to the Note.

(a)	The Note is hereby amended as follows:

“Principal Amount: $2,280,000.00.”

(b)	The introductory paragraph of the Note is hereby amended as follows:

“Trailblazer Merger Corporation I, a Delaware corporation (the “Maker”), promises to pay to the order of Trailblazer Sponsor Group, LLC or its registered assigns or successors in interest (the “Payee”) the principal sum of Two Million Two Hundred Eighty Thousand Dollars ($2,280,000.00) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.”

2.	Modifications to Amendment. No provision of this Amendment may be waived, amended or supplemented except by a written instrument executed by Payee and Maker.

3.	Successors and Assigns. This Amendment, which sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, inures to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

4.	Severability. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment, but this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.	Captions; Counterparts. Captions used in this Amendment are for convenience of reference only and shall not be deemed a part of this Amendment nor used in the construction of its meaning. This Amendment may be signed in counterparts.

6.	Ratification. Except as specifically amended hereby, all of the terms, covenants and conditions and stipulations contained in the Note are ratified and confirmed in all respects and shall continue to apply with full force and effect.

[signature pages follow]

IN WITNESS WHEREOF, Maker and Payee have duly executed this Amendment, as of the date and year first above written.

MAKER:

TRAILBLAZER MERGER CORPORATION I

By:	/s/ Arie Rabinowitz
Name:	Arie Rabinowitz
Title:	Chief Executive Officer

AGREED TO AND ACCEPTED:

PAYEE:

TRAILBLAZER SPONSOR GROUP, LLC

By:	/s/ Joseph Hammer
Name:	Joseph Hammer
Title:	Manager

Signature page to Amendment to Promissory Note

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